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                      ALBRIGHT, PERSING & ASSOCIATES, LTD.

                          CERTIFIED PUBLIC ACCOUNTANTS
                         1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509
                              Phone (702) 826-5482
                               FAX (702) 826-5510

December 28, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Asia Media Communications, Ltd.
     Commission File No. 0-23462

Ladies and Gentlemen:

We have read Item 8 of Asia Media Communications, Ltd.'s Form 10-KSB dated December 28, 1998, and we agree with such statements, except that we are not in a position to (1) agree or disagree with Asia Media Communications, Ltd.'s statement that the decision to change accountants was approved by the Board of Directors, or (2) confirm that Asia Media Communications, Ltd. engaged new principal accountants on December 24, 1998 and therefore, during the fiscal years ended December 31, 1995 and 1994 and the subsequent interim period to the date hereof, Asia Media Communications, Ltd. did not consult Wlosek & Braverman L.L.C. regarding any of the matters or events set forth in Item 304 (a)(2)(I) and (ii) of Regulation S-K.

Yours very truly,



ALBRIGHT, PERSING & ASSOCIATES, LTD.